Exhibit 10.16

Extension of Collecting Trademark License Fee

To: Hongri (Fujian) Sporting Goods Co., Ltd. (Licensee of the Trademark)

Re: Fees for Trademark License Agreement

The parties have executed Trademark License Agreement on December 1, 2005 (Contract No.: 20051201001) and December 1, 2009 (Contract No.: 20091201001) respectively. Based on friendly consultation, the licensor agrees that all the outstanding payable trademark license fees under the above-mentioned agreements shall be delayed collecting without incurring any interests. The licensee of the trademark can finish the payment of relevant fees upon or before December 31, 2013.

Trademark Licensor: France Cock (China) Limited (Chopped with the Company Seal)
Authorized Representative: Keyan YAN (Signature)

Date: February 28, 2011